Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form 10 of Renewal Fuel Inc. of our report dated 12th March 2026 relating to the Financial Statements of Renewal Fuel Inc. for the year ended December 31, 2025, and December 31, 2024, which appears in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ JV CPA INC.

820 Gessner Road Suite 300 Houston, Texas 77024

Date: March 12, 2026

Houston, Texas